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                                                                   Exhibit 10.35

                                 AMENDMENT NO. 3

                                       TO

                 TANDEM RESTRICTED STOCK/STOCK OPTION AGREEMENTS

            Pursuant to the resolutions adopted by the Compensation Committee and the Board of Directors of R.J. Reynolds Tobacco Holdings, Inc. (the "Company") on December 10, 2002, each of the Tandem Restricted Stock/Stock Option Agreements between the Company and the Grantee thereunder, was amended as follows (capitalized terms not otherwise defined herein have the meanings assigned to them in the Tandem Restricted Stock/Stock Option Agreement):

      1. Section 3(b) of each of the Tandem Restricted Stock/Stock Option Agreements hereby is amended and replaced in its entirety to read as follows:

                  "(b) Exercise of Option. The Option shall be exercisable only if and to the extent the Grantee or his or her representative, as applicable, makes a Section 3 Election, or is deemed to have made a
            Section 3 Election, for the right to exercise the Option in lieu of receiving unrestricted shares of Common Stock upon the lapsing of the restrictions set forth in Section 2 (b) of this Agreement. Shares subject to the Option may be purchased by giving the Secretary of the Company written notice of exercise, on a form prescribed by the Company, specifying the number of shares to be purchased and upon payment to the Company of the full exercise price of the shares with respect to which such Option or portion thereof is exercised. The exercise price is payable in cash or by certified or cashier's check or other cash equivalent acceptable to the Company payable to the order of the Company. The requirement of payment in cash will be deemed satisfied if the Grantee has made arrangements satisfactory to the Company with a duly registered broker-dealer that is a member of the National Association of Securities Dealers, Inc. to sell on the date of exercise a sufficient number of shares of Common Stock being purchased (excluding the Tax Shares (as defined below)) so that the net proceeds of the sale transaction will at least equal the full exercise price and pursuant to which the broker-dealer undertakes to deliver the full exercise price to the Company not later than the later of (i) the settlement date of the sale transaction and (ii) the date on which the Company delivers to the broker-dealer the shares of Common Stock being purchased pursuant to the exercise of such Option. This method is known as the "broker-dealer exercise method" and is subject to the terms and conditions set forth herein, in the Plan and in guidelines established by the Committee. The Option shall be deemed to be exercised simultaneously with the sale of the shares by the broker-dealer. In connection with the exercise of an Option, a number of shares (rounded down to the nearest whole share)(the "Tax Shares") having a value equal to the amount of the Grantee's minimum tax withholding amount payable in connection with the Grantee's exercise of such Option shall be deducted from the number of shares authorized to be sold by the broker-dealer. If the shares (not including the Tax Shares) purchased upon the exercise of an Option or a portion thereof can not be sold for a price equal to or greater than the sum of (x) the full exercise price,
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            (y) direct costs of the sales, and (z) any shortfall on the minimum tax withholding amount as a result of rounding down the number of Tax Shares to the nearest whole share (the "Tax Rounding Amount"), then there is no exercise of the Option. Election of the broker-dealer exercise method authorizes the Company to deliver shares to the broker-dealer (not including the Tax Shares) and authorizes the broker-dealer to sell such shares in the open market. The broker-dealer will remit to the Company an amount (the "Company Amount") of the sale proceeds equal to the full exercise price and any additional withholding of taxes (including any Tax Rounding Amounts). The broker-dealer will remit the net proceeds to the Grantee after deduction of costs, if any, and any Company Amount. The Company reserves the right to discontinue this broker-dealer exercise method at any time for any reason whatsoever."

      2. Section 4(e) of each of the Tandem Restricted Stock/Stock Option Agreements hereby is amended and replaced in its entirety to read as follows:

            "(e) Taxes.

                  (i) Any taxes required by federal, state or local laws to be withheld by the Company on the Date of Grant shall be paid to the Company by the Grantee by the time such taxes are required to be paid or deposited by the Company. Any taxes required by federal, state or local laws to be withheld by the Company on the delivery of unrestricted shares of Common Stock pursuant to the Restricted Stock Grant shall be satisfied by the time such taxes are required to be paid or deposited by the Company. The Grantee hereby authorizes the Company to take the following actions prior to the delivery of unrestricted shares of Common Stock: (x) deduct the applicable number of Tax Shares to satisfy the minimum tax withholding amount and (y) convert to cash a sufficient number of shares of Common Stock to satisfy the Tax Rounding Amount and, if requested by the Grantee, any additional tax withholding amounts.

                  (ii) Any taxes required by federal, state or local laws to be withheld by the Company upon exercise by the Grantee of the tandem Option shall be satisfied before delivery of shares of Common Stock is made to Grantee. The Grantee hereby authorizes the Company to take the following actions prior to the delivery of unrestricted shares of Common Stock: (x) deduct the applicable number of Tax Shares to satisfy the minimum tax withholding amount and (y) convert to cash a sufficient number of shares of Common Stock to satisfy the Tax Rounding Amount and, if requested by the Grantee, any additional tax withholding amounts. When the tandem Option is exercised under the broker-dealer exercise method, the Grantee hereby agrees that the full amount of the taxes required to be withheld by the Company on exercise of stock options shall be satisfied by the Company retaining the applicable number of Tax Shares and the broker-dealer remitting any


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            Tax Rounding Amounts and, if requested by the Grantee, any additional tax withholding amounts to the Company."

                                           R.J. REYNOLDS TOBACCO HOLDINGS, INC.


                                           By: /s/ McDara P. Folan, III
                                               --------------------------------
                                                   Authorized Signatory


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